EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Goodyear Tire & Rubber Company of our report dated February 13, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in The Goodyear Tire & Rubber Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

February 17, 2023